Exhibit 99.1

DarkPulse, Inc. Signs LOI to Acquire TJM Electronics West as the

Company Expands R&D and Manufacturing Capabilities in Arizona

TJM Electronics West is an ISO9001 and AS9100 certified electronics and electro-mechanical assembly operation. Operating out of a high tech, 20,000 Sq. ft. facility in Tempe, Arizona. Their assembly team is trained to IPC 610 and J-STD-001 standards, Class 2 and 3.

NEW YORK, New York –August 24, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation, and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, today announced it has signed an LOI for the acquisition of electronics manufacturer TJM Electronics West, Inc. (“TJM”).

TJM has been leading the way in comprehensive turnkey electronic contract manufacturing since 1999 with the emergence of Surface Mount Technology (“SMT”). TJM became one of the first automated SMT companies certified to MIL-STD-2000 and is now recognized by major defense contractors as a “3 Star Supplier.” TJM also maintains a reputable status as a Preferred Supplier List member for electronic contract manufacturing.

With a broad range of multi-disciplined expertise developed over the last 30 years, TJM has been instrumental in the success of many “World’s First” technologies ranging from military and aerospace, power and energy conservation, to medical devices used in orthopedic surgery.

“Acquiring TJM will bring DarkPulse immediate expansion of our Research and Development capabilities including prototyping while allowing us to develop additional proprietary components and manufacture those components in house.” Said DarkPulse Chairman and CEO Dennis O’Leary, “The facility will also house a team dedicated to Aerospace and Robotics development.” He continued, “We expect that DarkPulse will be expanding our team in Arizona into the TJM facility in the coming days.”

Under the terms of the LOI , DarkPulse will acquire 100% of TJM for $450,000 in cash. The Company will invest additional resources for TJM’s ongoing operations and expansion of the business

About TJM Electronics West, Inc.

TJM Electronics West is an ISO9001 and AS9100 certified electronics and electro-mechanical assembly operation. TJM operates out of a high tech, 20,000 Sq. ft. facility in Tempe, Arizona. TJM’s assembly team is trained to IPC 610 and J-STD-001 standards, Class 2 and 3. TJM has been in business since 1999.

A certified facility specializing in electro-mechanical assembly, utilizing both electrical and mechanical components to perform specific functions. Offering cable harness assembly and box build assembly, TJM can provide a complete package under one roof for maximum efficiency and effective communication. TJM offers full system integration in box build enclosures. This includes the installation of PCBA’s, AC & DC power units, digital interface, audio/video, insulation displacement, and other complex electrical systems, as well as the routing of cable and wire harness assemblies into a single box build enclosure. TJM will work with you to get your specific requirements to put together a tailor-made box build that includes all crucial components.

Equipped with state-of-the-art automated machines and a team of assembly experts, TJM will ensure ample performance in your electro-mechanical projects. Whether it be cable/wire harness assembly or full enclosure integration, you can trust that TJM will deliver a high-quality outcome for your project.

TJM’s latest website was developed to be a customer interface for rapid costing, build scheduling, open order status, and complete manufacturing history data records. Registered users can enter build and fabrication parameters for quantities of 2-20 units. TJM’s calculator provides itemized labor, PCB fabrication cost and delivery. Registered users can also access factory floor for the updated status and delivery date of open orders, a review of configuration, quotes and full quality history database.

For more information, visit: www.TJMWest.com

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About DarkPulse, Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse, Inc.

Media@DarkPulse.com

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